Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

MEMBERS Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rate	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Other	Single Premium Deferred Indexed Annuity Contract	457(o)	N/A	N/A	$1,000,000	$110.20 per $1,000,000	$110.20	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Other	Single Premium Deferred Indexed Annuity Contract	415(a)(6)	N/A(1)	N/A	$1,355,239,903 (2)	N/A	N/A	Form S-1	333-252290	6/22/2021	$272,750
Carry Forward Securities	Other	Single Premium Deferred Indexed Annuity Contract	415(a)(6)	N/A(1)	N/A	$2,500,000,000(2)	N/A	N/A	Form S-1	333-268806	12/15/2022	$275,500
	Total Offering Amounts					$3,856,239,903		$110.20
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$110.20

(1)	The filing fee related to the securities was calculated in reliance on Rule 457(o).

(2)	Approximately $1,355,239,903 of the securities previously registered on the Registration Statement on Form S-1 (File No. 333-252290) which was filed initially on January 21, 2021 as updated by a pre-effective amendment on June 17, 2021 and declared effective on June 22, 2021; and approximately $2,500,000,000 of the securities previously registered on the Registration Statement on Form S-1 (File No. 333-268806) which was filed initially on December 15, 2022 and updated by a pre-effective amendment on April 14, 2023 and declared effective on May 1, 2023 (the “Prior Registration Statements”) remained unsold and are carried forward to this initial Registration Statement on Form S-1 in reliance on Rule 415(a)(6) under the Securities Act of 1933. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the effective date of the Effective Registration Statement.